SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2002

Commission File Number 1-09623

IVAX CORPORATION

Florida	16-1003559

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137

(Address of principal executive offices)	(Zip Code)

(305) 575-6000

(Registrant’s telephone number, including area code)

     This amended Current Report on Form 8-K/A amends Item 4 and Exhibit 16.1of the Current Report on Form 8-K filed by the Registrant dated May 22, 2002.

Item 4. Changes in Registrant’s Certifying Accountant

     On May 24, 2002, IVAX Corporation (the “Company”) dismissed its independent certified public accountants, Arthur Andersen LLP (“Andersen”) and engaged the services of Ernst & Young LLP (“Ernst & Young”) as its new independent auditors for the Company’s fiscal year ending December 31, 2002, effective immediately. These actions followed the Company’s decision to seek proposals from independent accountants to audit the Company’s financial statements for the fiscal year ending December 31, 2002. The decision to dismiss Andersen and retain Ernst & Young was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

     None of the audit reports of Andersen on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 contained an adverse opinion or a disclaimer of opinion nor was any such audit report qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through May 24, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years ended December 31, 2000 and 2001, or within the interim period through May 24, 2002.

     A letter from Andersen to the Securities and Exchange Commission is attached hereto as Exhibit 16.1.

     During the two most recent fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through May 24, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

16.1	Letter of Arthur Andersen LLP regarding change of certifying accountant.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IVAX Corporation

Date: May 31, 2002	By:	/s/ Thomas E. Beier

Thomas E. Beier

Senior Vice President-Finance Chief Financial Officer

EXHIBIT INDEX

Exhibit

16.1	Letter of Arthur Andersen LLP regarding change of certifying accountant.